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Overview of Reckson / SL Green Transaction

October 2006


RECKSON

Forward-Looking Statement

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this presentation are forward-looking statements. All forward-looking statements speak only as of the date of this presentation. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of SL Green, Reckson and their affiliates or industry results or the benefits of the proposed transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the stockholders of Reckson, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in Reckson's and SL Greens' filings with the Securities and Exchange Commission. Neither Reckson nor SL Green assume any obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Where to Find Additional Information

This presentation does not constitute an offer of any securities for sale. In connection with the proposed transaction, SL Green and Reckson have filed a proxy statement/prospectus as part of a registration statement regarding the proposed transaction with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it contains important information about SL Green and Reckson and the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from SL Green or Reckson by directing such request to: SL Green 420 Lexington Avenue, New York, NY 10170, Attention: Investor Relations, or Reckson 225 Broadhollow Road, Melville, NY 11747, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material before making any voting or investment decisions with respect to the merger.

Outline

I. Executive Summary

A. Transaction Terms

B. Consideration for Pursuing a Sale

C. Process

D. Valuation

II. Transaction Rationale

III. Valuation Analysis of Management-Led Group Acquisition

IV. Board of Directors

Executive Summary

Transaction Terms

- SL Green acquires Reckson for $44.20 per share (based on SL Green stock price of $120.57 on 10/23/06)
  - $31.68 in cash and a fixed exchange ratio of 0.10387 shares of SL Green common stock
- Sale of 100% of the stock of Reckson
  - One-step merger
  - No financing contingency
  - Transaction is not subject to SL Green shareholders' approval
  - Transaction is not subject to Investor Group closing on its purchase of assets from SL Green
- Reckson senior management and Marathon Asset Management ("Investor Group") under contract with SL Green to acquire various assets ($2.1 billion)
  - Long Island assets, New Jersey assets, Eastridge portfolio (Westchester assets), Reckson's interest in Australian LPT, 50% of Reckson's position in RSVP, certain suburban structured finance notes
- Customary break-up fee of approximately 3.0% of equity value versus 3.2% median for 2000 – 2006 YTD transactions
- Terms of deal allow Reckson to consider and accept superior offers under customary "no shop" provision

Consideration For Pursuing a Sale

- Limited external future growth prospects
  - Unattractive pricing for New York area office assets
- Evolution of business plan in current market environment
  - Higher risk profile due to long-term development and pursuit of mixed-use strategy
  - Difficulty in executing disposition strategy in a tax-efficient manner
  - Corporate structure limited ability to execute strategy effectively
- Overall pricing environment
  - Abundance of capital in the private market targeted for large real estate deals
  - Unprecedented pricing achieved in office real estate transactions, particularly in New York City assets
  - Historically high valuations of REIT stocks

Process: Competitive, Full Auction Process for Sale of Entire Company

- Process designed to maximize value
  - High degree of certainty
  - Minimize business disruption
- Comprehensive sale process soliciting bids for entire company
  - Financial advisors invited broad group to participate in process on July 10, 2006 (8 participants invited into process, two others contacted the company) with winning bidder to be chosen and transaction announced by first week of August 2006
  - 6 interested parties entered into confidentiality agreements and gained access to comprehensive on-line data room
  - Bidders engaged in formal due diligence; Goldman Sachs fielded buyer questions and worked with Management team
  - All bidders were offered formal diligence meetings with Management and the investment bankers
  - All bidders were told there was no special treatment for common OP unit holders or tax protection agreements prohibiting a transaction
- Feedback included:
  - Rich valuations on cap rate and price per square foot basis
  - Low roll-over in NY portfolio; limited near term upside potential
  - Most buyers were primarily interested in New York City assets exclusively
  - Bidders were seeking solution for assets in portfolio in which they were not interested
  - Real estate transaction costs unusually high due to New York City related mortgage recording and transfer taxes
  - Large portion of non-income producing assets

Process: Competitive, Full Auction Process for Sale of Entire Company

- SL Green submitted an attractive initial bid valued at $42.50 on July 27, 2006
  - Indicated potential to increase bid if there was an alternative solution for assets they did not want to acquire
- Another bidder also submitted a bid valued at $42.50
- Investor Group entered into negotiations with SL Green to buy certain assets at closing
  - Price of assets determined through negotiation process
  - SL Green offer not contingent on Investor Group closing
  - SL Green was told that Management participation was not required
- Independent Committee asked Goldman Sachs to revisit with bidders their interest in acquiring assets which Management was bidding to confirm maximum valuation
  - Portfolio acquired by Investor Group was available to all bidders on comparable terms
  - No proposals were received that were superior to Investor Group's proposals on the assets they were buying
  - No bidder or combination of bidders were willing to pay more than SL Green's final offer, an offer it was only willing to submit with Investor Group's agreement to acquire certain assets
- Independent Committee reviewed comparison of Investor Group's bid by market to cap rates and per square foot values relative to comparable transaction values and received separate independent financial opinion from Greenhill

Transaction Pre-Signing Process

- A rigorous, deliberative process led by an Independent Committee of the Board ensured shareholders received maximum value for their investment
  - Considered all reasonable alternatives to deliver full value to shareholders
  - Goldman Sachs advised the Committee of Independent Directors and provided an opinion to the Committee that the transaction consideration was fair from a financial point of view
  - Greenhill provided an opinion to the Independent Committee that the sale of the assets to the Investor Group was fair from a financial point of view
  - Wachtell, Lipton advised Independent Committee

Transaction Premium Analysis

	Day Prior to Announcement (8/02/06)	Proposed Transaction $43.31	30 Days Prior to Announcement 7/2/2006	Proposed Transaction $43.31
Stock Price	$43.95	-1.5%	$41.38	4.7%
30-Day Average	42.66	1.5%	39.57	9.4%
45-Day Average	41.02	5.6%	39.30	10.2%
60-Day Average	40.46	7.0%	39.77	8.9%
One-Year Average	38.22	13.3%	37.48	15.6%
Street Average NAV[1]	39.35	10.1%	39.00	11.0%

[1]One analyst is excluded from the 8/02/06 street average NAV due to the significant increase in their NAV calculation from $39.25 on 5/5/06 (per SNL Datasource) to $47.48 on 7/28/06 (per SNL Datasource), which accompanied a research piece regarding rumors of a sale of Reckson

Pricing of Comparable Office REIT Transactions
Achieved Lowest Cap Rate and Highest Price Per Square Foot

	Reckson	Trizec	CarrAmerica	Arden
Announcement Date	8/3/06	6/5/06	3/6/06	12/22/05
Markets	NYC Long Island Westchester New Jersey Connecticut Other	New York Los Angeles Washington D.C. Other	Washington D.C. Northern California Southern California Other	Southern California
Pre-Expense Implied Cap Rate[1]	5.2%	6.0%	6.1%	6.0%
Price PSF[2]	Approx. $345	$263	$234	$258
Consideration	23% Stock / 77% Cash	100% Cash	100% Cash	100% Cash
Buyer	SL Green	Brookfield/ Blackstone	Blackstone	GECC

[1] Pricing as of 8/2/06 announcement price. Based on 2007 estimated NOI for Reckson and Wall Street Research for Trizec, CarrAmerica and Arden.

[2] Pricing as of 8/2/06 announcement price. Reckson price PSF and implied cap rate per Management NOI and does not include estimated transaction expenses. Trizec, CarrAmerica and Arden price PSF per Wall Street Research.

Executive Summary Overview

- Reckson Board elected to pursue sale process to allow shareholders to capitalize on current strong office market sales environment
- Goldman Sachs and Citigroup led a comprehensive auction process to solicit bids for the entire Company
- A rigorous, deliberative process led by an Independent Committee of the Board ensured that shareholders received maximum value for their investment
- Independent Committee realized maximum value for shareholders with SL Green offer
  - Investor Group's superior valuation on certain assets incrementally enhanced value
  - Sale of certain assets increased final SL Green offer
  - Price at which Investor Group is buying assets determined through negotiation with SL Green with advisors providing market check
- Attractive value of $43.31 per share at announcement
  - Represents an implied cap rate on the entire portfolio of 5.2% (with no transaction costs) and 4.9% (with transaction costs) based upon 2007E NOI
  - Represents a valuation of approximately $345 per square foot on entire portfolio
  - Price supported by thorough auction process and financial analyses
  - No bidder or combination of bidders was willing to pay more than SL Green
- Reckson Board continues to believe proposed transaction is in the best interests of shareholders

Transaction Rationale

Transaction Rationale

- Announcement price of $43.31 per share and current price of $44.20 per share (based on SL Green stock prices of $112.00 on 8/2/06 and $120.57 on 10/23/06 respectively) represent an attractive valuation for shareholders
  - At announcement, represents an implied cap rate on the entire portfolio of 5.2% (with no transaction costs) and 4.9% (with transaction costs) based upon 2007E NOI
  - At announcement, 16.2x consensus 2007E FFO multiple v. Reckson's 13.0x 3-year historical average
- Opportunity for shareholders to capitalize on historically high valuations in office sector
  - Over the past five years, the average comparable office REIT forward FFO multiple has increased from approximately 8.0x to approximately 16.0x
  - Most office REITs trading at or near 52-week highs and at historically low cap rates
- Outlook for external growth less certain
  - Unattractive pricing for New York area office assets
  - Increased risk due to long-term development
- Shareholders receive approximately $1 billion of SL Green stock
  - Ability to participate in SL Green upside
  - SL Green stock has appreciated in value since announcement
- Subsequent to the transaction announcement, there have been no superior competing proposals
  - Extensive disclosure regarding transaction available to shareholders, including entire presentations of Reckson's financial advisors

Reckson Shareholders Have Received a 634% Total Return Since IPO



Implied deal price of $43.31
$50
$45
$40
$35
$30
$25
$20
$15
$10
Closing Price (USD)
May-1995
Sep-1996
Jan-1998
Jun-1999
Oct-2000
Feb-2002
Jun-2003
Oct-2004
Aug-2006
Daily from 26-May-1995 to 02-Aug-2006

Source: Factset, Bloomberg
Note: Total returns include dividends

Reckson Shareholders Have Received a 130% Total Return Since Corporate Restructuring (33% Average Annual Return)



Total Return (%)
250%
240%
230%
220%
210%
200%
190%
180%
170%
160%
150%
140%
130%
120%
110%
100%
90%
Sep-2003
Dec-2003
Apr-2004
Jul-2004
Nov-2004
Feb-2005
Jun-2005
Sep-2005
Dec-2005
Apr-2006
Aug-2006
Daily from 10-Sep-2003 to 02-Aug-2006
130.0%
106.2%
84.2%
26.5%
Reckson Associates Realty Corp.
S&P 500 Index (Reported Basis)
MSCI US REIT Index
Comparable Office REIT Index

Source: Factset, Bloomberg
Note: Total returns include dividends. Office REIT Index is a market-cap weighted index comprised of AFR, BDN, BXP, CRE, CEI, CLI, EOP, MPG, SLG, TRZ and VNO

Reckson's FFO Multiple at All-Time High



17.0
15.0
13.0
11.0
9.0
7.0
RA
3Q '01
4Q '01
1Q '02
2Q '02
3Q '02
4Q'02
1Q'03
2Q'03
3Q'03
4Q'03
1Q'04
2Q'04
3Q'04
4Q'04
1Q'05
2Q'05
3Q'05
4Q'05
1Q'06
2Q'06
Aug-06

Source : Factset, IBES Consensus estimates as of 8/2/06

Price Increase Over 30 Days Prior to Announcement

- Reckson stock price at time of announcement reflected run-up of office REIT stocks after series of take-private transactions, as well as market rumors of sale process



Closing Price
$45.0
$44.5
$44.0
$43.5
$43.0
$42.5
$42.0
$41.5
$41.0
$40.5
Volume (000)
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
July 26
Bank of America
Research Report
July 19
Citi Research Report
July 13
RA mentioned on
"Mad Money"
Jul-2 Jul-3 Jul-5 Jul-6 Jul-7 Jul-10 Jul-11 Jul-12 Jul-13 Jul-14 Jul-17 Jul-18 Jul-19 Jul-20 Jul-21 Jul-24 Jul-25 Jul-26 Jul-27 Jul-28 Jul-31 Aug-1 Aug-2
Daily from 02-Jul-2006 to 02-Aug-2006
Volume
Stock Price

Source: Factset

Valuation Analysis of Management-Led Group Acquisition

Transaction Overview

Step 1: SLG acquires Reckson

SL Green

Merger Consideration ↓ ↑ 100% of Reckson

Reckson

- NYC Office Assets
- Long Island Office Assets
- Long Island Land
- Westchester Office (ex Eastridge) Assets
- Eastridge Office Assets
- Stamford Office Assets
- New Jersey Office Assets
- New Jersey Development and Land
- RSVP
- 25% interest in Australian LPT and Responsible Entity
- Structured Finance Notes

$6.0 billion

Step 2: A partnership of Marathon Asset Management and Reckson Senior Management (the "Investor Group") acquires various Reckson assets

Assets Retained by SLG

- NYC Office Assets
- Westchester Office (ex Eastridge) Assets
- Stamford Office Assets
- Structured Finance Notes (ex 50% of Glen Cove and 100% of Tilles notes)
- 50% of RSVP

$3.9 billion

Assets Sold to Investor Group

- Long Island Office Assets
- Eastridge Office Assets
- New Jersey Office Assets
- Long Island Land
- New Jersey Development and Land
- 25% Interest in Australian LPT and Responsible Entity
- 50% of RSVP
- Structured Finance Notes 100% of Tilles notes and 50% of Glen Cove notes

$2.1 billion

Investor Group Purchase Valuation

Long Island and New Jersey Operating Properties[1]

- Purchase price of $248 psf
- 6.0% Cap Rate on 2007E NOI

Eastridge Operating Properties[2]

- Purchased at a 15.5% premium to initial purchase price in December 2005[3]
- Purchase price of $198 psf
- 5.4% Cap Rate on 2007E NOI

Australia LPT[4]

- $164mm purchase price, including the management company

Non-income Producing Assets[5]

- $179mm purchase price
- Purchased Reckson position in RSVP at 18.3% premium to book value[6]
- Purchased New Jersey Land at 14.0% premium to book value[7]

Structured Finance Notes[8]

- $66mm purchase price

See notes at end of presentation

Investor Group Purchase Valuation Notes

Notes:

(1) Long Island includes 12 wholly owned properties as well as two JV properties and New Jersey includes 19 wholly owned properties as well as one JV property

(2) Eastridge includes 14 wholly owned office assets

(3) Reckson initially purchased the Eastridge portfolio in December 2005 for $247.0mm. Management's purchase price of $285.2mm represents a 15.5% premium to this initial purchase price

(4) Australia LPT includes 25% interest in 24 office assets and the LPT Management Company. Reckson previously sold 75% ownership interest in 24 operating properties for $139.8mm over a period from September 21, 2005 (Tranche I), January 6, 2006 (Tranche II) to estimated October 1, 2006 (Tranche III).

(5) Includes land in Long Island and New Jersey as well as 50% interest in the RSVP

(6) Total purchase price of $32.5mm represents a premium of 18.3% to the RSVP book value

(7) Purchase price of $46.5mm represents a premium of 14.0% to book value

(8) Purchase at book value

Board of Directors

Committee of Eight Independent Board Directors
8 of 10 Board Members are Independent

Name	Biography
Peter Quick (Lead Director)	Director since 2002. Member of Board of The Depository Trust & Clearing Corporation, Board of Directors of NASD insurance agency. Former President of the American Stock Exchange and Member of its Board of Governors. Former President and Chief Executive Officer of Quick & Reilly, Inc. Former Chairman of Midwest Securities Trust Co
Edward Casas	Director since 2006. Managing Director and Practice Co-Head of Navigant Capital Advisors. Founding Member and Senior Managing Director of Casas, Benjamin & White, LLC. Former President and Chief Executive Officer of PrimeCare International, Inc., Vice President of Mergers & Acquisitions of Caremark International, Inc. Executive Vice President of CES Corporation and Chairman of the Board of Mediq, Inc
Douglas Crocker II	Director since 2004. Former CEO and President of Equity Residential. Former member of Board of Governors of National Association of Real Estate Investment Trusts
Elizabeth McCaul	Director since 2004. Partner at Promontory Financial Group. Former Superintendent of Banks of the State of New York
Ronald Menaker	Director since 2002. Director of Atlanta Sosnoff Capital Corp, NYU Medical Center and Vice Chairman of NYU Downtown Hospital. Former President and Director of J.P. Morgan & Co
Lewis Ranieri	Director since 1997. Chairman of Bank United Corp, Chairman and CEO of Ranieri & Co. Chairman of Hyperion Capital Management. Director of Transworld Healthcare, Hyperion Term Trust
John Ruffle	Director since 2004. Former CFO, Vice Chairman and Director of J.P. Morgan & Co. Inc, former member of Board of Trustees of the Financial Accounting Foundation and former Chairman of the Board of Financial Executives Institute
Stanley Steinberg	Director since 2004. Former Chairman and CEO of Sony Retail Entertainment. Former Executive Vice President and COO of Walt Disney Imagineering